Exhibit 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41658) of Activeworlds Corp. of our report dated February 7, 2004, except for note 5 as to which the date is March 29, 2004, relating to the consolidated financial statements as of December 31, 2003 and for the two years then ended, which appear in this Form 10-KSB.


/s/ Pannell Kerr Forster, P.C.

PANNELL KERR FORSTER, P.C.
Boston, Massachusetts
March 29, 2004